Exhibit 99.3

         Consent of L. McCarthy Downs, III to be Named as Trustee Nominee


                                October 26, 1998


Hersha Hospitality Trust
148 Sheraton Drive, Box A
New Cumberland, Pennsylvania  17070

                       Registration Statement on Form S-11
                        2,000,000 Shares of Common Stock

Gentlemen:

      I, L. McCarthy Downs, III, hereby consent to be named as a trustee nominee of Hersha Hospitality Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Company"), in the Company's Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the Company's registration of 2,000,000 shares of common stock, $0.01 par value, of the Company.

                                    Very truly yours,

                                    /s/ L. McCarthy Downs, III
                                    ---------------------------
                                        L. McCarthy Downs, III